                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)_____

                                 ______________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                              36-0899825
                                                         (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                           60670-0126
(Address of principal executive offices)                              (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)
                                 ______________

                              UTILICORP UNITED INC.
            (Exact name of co-registrant as specified in its charter)

     Delaware
(State or other jurisdiction of                        44-0541877
incorporation or organization)               (IRS Employer Identification No.)

911 Main Street
Kansas City, Missouri                                              64105
(Address of Principal Executive Offices)                         (Zip Code)


                                Senior Notes
                     (Title of the indenture securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervision authority to which it is subject.

               Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 28th day of April, 1995.


                                        The First National Bank of Chicago,
                                        Trustee,


                                        By: /s/ R. D. MANELLA
                                           -------------------------------------
                                           R. D. Manella, Vice President

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                           BY SECTION 321(b) OF THE ACT


                                             April 28, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture, as amended and supplemented between UtiliCorp United Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   By: /s/ R.D.MANELLA
                                      ------------------------------------------
                                      R. D. Manella, Vice President

                                    EXHIBIT 7


     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:               The First National Bank of Chicago      Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Suite 0460                                         Page RC-1
City, State  Zip:                  Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                C400          (-
                                                                           DOLLAR AMOUNTS IN                ------------    ------
                                                                               THOUSANDS         RCFD       BIL MIL THOU
                                                                           -----------------     ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . .                          0081        3,776.149       1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . .                          0071        7,670,634       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . .                          1754          163,225       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . .                          1773          533,857       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . .                          0276        4,037,205       3.a.
    b. Securities purchased under agreements to resell . . . . . . . . .                          0277          423,381       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 15,617,618                               4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .   RCFD 3123    351,191                               4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . .   RCFD 3128       0                                  4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . .                          2125       15,266,427       4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . .                          3545        8,227,304       5.
6.  Premises and fixed assets (including capitalized leases) . . . . . .                          2145          512,222       6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                          2150           46,996       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                          2130            7,571       8.
9.  Customers' liability to this bank on acceptances outstanding . . . .                          2155          507,151       9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                          2143          120,504      10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . .                          2160        1,250,306      11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                          2170       42,542,932      12.

- --------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:          The First National Bank of Chicago Call Date: 12/31/94  ST-BK:     17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                       Page RC-2
City, State  Zip:             Chicago, IL  60670-0460
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                       DOLLAR AMOUNTS IN
                                                                           THOUSANDS                        BIL MIL THOU
                                                                       -----------------                    ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . .                          RCON 2200     15,103,504     13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . .   RCON 6631  6,129,078                                13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .   RCON 6636  8,974,426                                13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . .                          RCFN 2200     10,633,999     13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . .   RCFN 6631    460,916                                13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .   RCFN 6636 10,173,083                                13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . .                          RCFD 0278      2,883,499     14.a.
    b. Securities sold under agreements to repurchase. . . . . . . .                          RCFD 0279        502,401     14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . .                          RCON 2840        112,289     15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . .                          RCFD 3548      4,798,720     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . . .                          RCFD 2332      2,355,421     16.a.
    b. With original  maturity of more than one year . . . . . . . .                          RCFD 2333        382,801     16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910        275,794     17.
18. Bank's liability on acceptance executed and outstanding. . . . .                          RCFD 2920        507,151     18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . .                          RCFD 3200      1,225,000     19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . .                          RCFD 2930        860,989     20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . .                          RCFD 2948     39,641,568     21.
22. Limited-Life preferred stock and related surplus . . . . . . . .                          RCFD 3282              0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . .                          RCFD 3838              0     23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3230        200,858     24.
25. Surplus (exclude all surplus related to preferred stock) . . . .                          RCFD 3839      2,273,657     25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . .                          RCFD 3632        431,545     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 8434        [ 4,184)    26.b.
27. Cumulative foreign currency translation adjustments. . . . . . .                          RCFD 3284           (512)    27.
28. Total equity capital (sum of items 23 through 27). . . . . . . .                          RCFD 3210      2,901,364     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . . . .                          RCFD 3300     42,542,932     29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent external             Number
     auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724   N/A    M.1.
                                                                                                          ---------------

1 =  Independent audit of the bank conducted in accordance        4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 =  Independent audit of the bank's parent holding company       5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which        6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                             7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in              8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

- --------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
